Exhibit 77(q)(1)(e)(1)

               FIRST AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT

                               ING MAYFLOWER TRUST

         This First Amendment, effective as of September 2, 2004, amends the Investment Management Agreement (the "Agreement") dated September 1, 2000 between ING Mayflower Trust (the "Trust"), a Massachusetts business trust and ING Investments, LLC, an Arizona limited liability company (the "Adviser"), with regards to ING International Value Fund, a Series of the Trust, and any future Series of the Trust that may become party to the Agreement.

                               W I T N E S S E T H

         WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of September 2, 2004.

         NOW, THEREFORE, the parties agree as follows:

         1.    The following Section 7 is hereby inserted between existing
               Section 6 and Section 7:

               7. The Trust assumes and shall pay or cause to be paid Board approved membership dues of industry associations.

         2. Each Section number and applicable references to each Section following the new Section 7 above, will increase numerically by one (i.e., Section 8 will be Section 9, etc.).

         3. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


                                            ING MAYFLOWER TRUST


                                            By:
                                                 -------------------------------
                                                 Robert S. Naka
                                                 Senior Vice President


                                            ING INVESTMENTS, LLC


                                            By:
                                                 -------------------------------
                                                 Michael J. Roland
                                                 Executive Vice President